Exhibit 99.2

Grow with Ginkgo



GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021

DIS CL AIMER Disclaimer This confidential presentation (the “presentation”) is being delivered to you by Soaring Eagle Acquisition Corp. (“SRNG”) and Ginkgo Bioworks, Inc. (“Ginkgo”) for use by Ginkgo and SRNG in connection with their proposed business combination and the offering of the securities of the post-business combination company in a private placement (the “Transaction”). This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Ginkgo. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of Ginkgo is prohibited. By accepting this presentation, each recipient agrees (on behalf of itself and each of its directors, partners, officers, employees, attorneys, financial advisors, agents and representatives (each of the foregoing, a “representative”) agrees: (i) to maintain (and direct its representatives to maintain) the confidentiality of all information that is contained in this presentation and not already in the public domain; and (ii) to return or destroy (and direct its representatives to return or destroy) all copies of this presentation or portions thereof in its possession following the request for the return or destruction of such copies. Neither this presentation nor any oral statements made in connection with this presentation shall constitute an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval, in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No Representations or Warranties This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to Ginkgo. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by SRNG or Ginkgo or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction between SRNG and Ginkgo and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. SRNG and Ginkgo disclaim any duty to update the information contained in this presentation. Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. SRNG’s and Ginkgo’s actual results may differ from their expectations, estimates and projections, and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, SRNG’s and Ginkgo’s expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of SRNG’s registration statement on Form S-1. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form S-4 relating to the Transaction, which is expected to be filed by Ginkgo with the Securities and Exchange Commission (the “SEC”), and other documents filed by SRNG from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside SRNG’s and Ginkgo’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against SRNG or Ginkgo following the announcement of the Transaction; (2) the inability to complete the Transaction, including due to the inability to concurrently close the business combination and the private placement of common stock or due to failure to obtain approval of the stockholders of SRNG; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals, or delays in completing regulatory reviews, required to complete the Transaction; (4) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (5) the inability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (6) costs related to the Transaction; (7) changes in the applicable laws or regulations; (8) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (9) the impact of the global COVID-19 pandemic; (10) the risks described in the Appendix hereto; and (11) other risks and uncertainties indicated from time to time described in SRNG’s registration on Form S-1, including those under “Risk Factors” therein, and in SRNG’s other filings with the SEC. SRNG and Ginkgo caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Neither SRNG nor Ginkgo undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Industry and Market Data In this presentation, SRNG and Ginkgo rely on and refer to certain information and statistics regarding the markets and industries in which Ginkgo competes. Such information and statistics are based on Ginkgo’s management’s estimates and/or obtained from third-party sources, including reports by market research firms and company filings. While Ginkgo believes such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. Neither Ginkgo nor SRNG has independently verified the accuracy or completeness of the information provided by the third-party sources. 2DIS CL AIMER Disclaimer This confidential presentation (the “presentation”) is being delivered to you by Soaring Eagle Acquisition Corp. (“SRNG”) and Ginkgo Bioworks, Inc. (“Ginkgo”) for use by Ginkgo and SRNG in connection with their proposed business combination and the offering of the securities of the post-business combination company in a private placement (the “Transaction”). This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Ginkgo. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of Ginkgo is prohibited. By accepting this presentation, each recipient agrees (on behalf of itself and each of its directors, partners, officers, employees, attorneys, financial advisors, agents and representatives (each of the foregoing, a “representative”) agrees: (i) to maintain (and direct its representatives to maintain) the confidentiality of all information that is contained in this presentation and not already in the public domain; and (ii) to return or destroy (and direct its representatives to return or destroy) all copies of this presentation or portions thereof in its possession following the request for the return or destruction of such copies. Neither this presentation nor any oral statements made in connection with this presentation shall constitute an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval, in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No Representations or Warranties This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to Ginkgo. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by SRNG or Ginkgo or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction between SRNG and Ginkgo and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. SRNG and Ginkgo disclaim any duty to update the information contained in this presentation. Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. SRNG’s and Ginkgo’s actual results may differ from their expectations, estimates and projections, and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, SRNG’s and Ginkgo’s expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of SRNG’s registration statement on Form S-1. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form S-4 relating to the Transaction, which is expected to be filed by Ginkgo with the Securities and Exchange Commission (the “SEC”), and other documents filed by SRNG from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside SRNG’s and Ginkgo’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against SRNG or Ginkgo following the announcement of the Transaction; (2) the inability to complete the Transaction, including due to the inability to concurrently close the business combination and the private placement of common stock or due to failure to obtain approval of the stockholders of SRNG; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals, or delays in completing regulatory reviews, required to complete the Transaction; (4) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (5) the inability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (6) costs related to the Transaction; (7) changes in the applicable laws or regulations; (8) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (9) the impact of the global COVID-19 pandemic; (10) the risks described in the Appendix hereto; and (11) other risks and uncertainties indicated from time to time described in SRNG’s registration on Form S-1, including those under “Risk Factors” therein, and in SRNG’s other filings with the SEC. SRNG and Ginkgo caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Neither SRNG nor Ginkgo undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Industry and Market Data In this presentation, SRNG and Ginkgo rely on and refer to certain information and statistics regarding the markets and industries in which Ginkgo competes. Such information and statistics are based on Ginkgo’s management’s estimates and/or obtained from third-party sources, including reports by market research firms and company filings. While Ginkgo believes such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. Neither Ginkgo nor SRNG has independently verified the accuracy or completeness of the information provided by the third-party sources. 2

DIS CL AIMER Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and SRNG’s and Ginkgo’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, © or ® symbols, but SRNG and Ginkgo will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Private Placement The securities to which this presentation relate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. This presentation relates to securities that SRNG intends to offer in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this presentation is accurate or complete. Any representation to the contrary is a criminal offense. Financial Information This presentation contains certain estimated preliminary financial results and key operating metrics for the year ended December 31, 2020, and the historical financial information with respect to Ginkgo contained in this presentation has been taken from or prepared based on historical financial statements of Ginkgo, including unaudited financial statements for its fiscal year ended December 31, 2020. This information is preliminary and subject to adjustment in connection with the completion of the audit for the fiscal year ended December 31, 2020. As such, Ginkgo’s actual results and financial condition as reflected in the financial statements that will be included in the proxy statement/prospectus on Form S-4 for the proposed Transaction may be adjusted or presented differently from the historical financial information herein, and the variations could be material. Non-GAAP Financial Measures Certain of the financial measures included in this presentation, including Foundry Billable Revenue, Foundry Billable Revenue Growth, Net Present Value (NPV) and Adjusted EBITDA, have not been prepared in accordance with general accepted accounting principles (“GAAP”), and constitute “non-GAAP financial measures” as defined by the SEC. Ginkgo has included these non-GAAP financial measures (including on a forward-looking basis) because it believes they provide an additional tool for investors to use in evaluating the financial performance and prospects of Ginkgo or any successor entity in the Transaction. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the Appendix for a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo’s most comparable GAAP financial measures. Note however, that to the extent forward-looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Use of Projections This presentation also contains certain financial forecasts, including projected Foundry Billable Revenue, Foundry Billable Revenue Growth, Foundry Revenue (GAAP), Biosecurity Revenue, Total GAAP Revenue, Adjusted EBITDA and CapEx. Neither SRNG’s nor Ginkgo’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and, accordingly, neither of them have expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of SRNG’s or Ginkgo’s control. While all financial projections, estimates and targets are necessarily speculative, SRNG and Ginkgo believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Participation in Solicitation SRNG and Ginkgo and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of SRNG’s shareholders in connection with the proposed Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed Transaction of SRNG’s directors and officers in SRNG’s filings with the SEC, including SRNG’s registration statement on Form S-1, which was originally filed with the SEC on December 23, 2020. To the extent that holdings of SRNG’s securities have changed from the amounts reported in SRNG’s registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SRNG’s shareholders in connection with the proposed Transaction will be set forth in the proxy statement/prospectus on Form S-4 for the proposed Transaction, which is expected to be filed by SRNG with the SEC. Investors and security holders of SRNG and Ginkgo are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed Transaction. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about SRNG and Ginkgo through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by SRNG can be obtained free of charge by directing a written request to SRNG, 955 Fifth Avenue, New York, NY 10075. 3DIS CL AIMER Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and SRNG’s and Ginkgo’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, © or ® symbols, but SRNG and Ginkgo will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Private Placement The securities to which this presentation relate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. This presentation relates to securities that SRNG intends to offer in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this presentation is accurate or complete. Any representation to the contrary is a criminal offense. Financial Information This presentation contains certain estimated preliminary financial results and key operating metrics for the year ended December 31, 2020, and the historical financial information with respect to Ginkgo contained in this presentation has been taken from or prepared based on historical financial statements of Ginkgo, including unaudited financial statements for its fiscal year ended December 31, 2020. This information is preliminary and subject to adjustment in connection with the completion of the audit for the fiscal year ended December 31, 2020. As such, Ginkgo’s actual results and financial condition as reflected in the financial statements that will be included in the proxy statement/prospectus on Form S-4 for the proposed Transaction may be adjusted or presented differently from the historical financial information herein, and the variations could be material. Non-GAAP Financial Measures Certain of the financial measures included in this presentation, including Foundry Billable Revenue, Foundry Billable Revenue Growth, Net Present Value (NPV) and Adjusted EBITDA, have not been prepared in accordance with general accepted accounting principles (“GAAP”), and constitute “non-GAAP financial measures” as defined by the SEC. Ginkgo has included these non-GAAP financial measures (including on a forward-looking basis) because it believes they provide an additional tool for investors to use in evaluating the financial performance and prospects of Ginkgo or any successor entity in the Transaction. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the Appendix for a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo’s most comparable GAAP financial measures. Note however, that to the extent forward-looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Use of Projections This presentation also contains certain financial forecasts, including projected Foundry Billable Revenue, Foundry Billable Revenue Growth, Foundry Revenue (GAAP), Biosecurity Revenue, Total GAAP Revenue, Adjusted EBITDA and CapEx. Neither SRNG’s nor Ginkgo’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and, accordingly, neither of them have expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of SRNG’s or Ginkgo’s control. While all financial projections, estimates and targets are necessarily speculative, SRNG and Ginkgo believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Participation in Solicitation SRNG and Ginkgo and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of SRNG’s shareholders in connection with the proposed Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed Transaction of SRNG’s directors and officers in SRNG’s filings with the SEC, including SRNG’s registration statement on Form S-1, which was originally filed with the SEC on December 23, 2020. To the extent that holdings of SRNG’s securities have changed from the amounts reported in SRNG’s registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SRNG’s shareholders in connection with the proposed Transaction will be set forth in the proxy statement/prospectus on Form S-4 for the proposed Transaction, which is expected to be filed by SRNG with the SEC. Investors and security holders of SRNG and Ginkgo are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed Transaction. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about SRNG and Ginkgo through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by SRNG can be obtained free of charge by directing a written request to SRNG, 955 Fifth Avenue, New York, NY 10075. 3

Transaction Overview

Transaction Summary

- **Ginkgo Bioworks has entered into a definitive agreement to merge with Soaring Eagle Acquisition Corp. (Nasdaq:SRNG), valuing Ginkgo at an enterprise value of $15 billion**
- **All-primary transaction will result in gross proceeds of $2.5 billion, through a combination of:**
  - SRNG's $1,725 million cash in trust [1]
  - $775 million of committed PIPE financing at $10 / share including anchor commitments from Baillie Gifford, Putnam Investments, and funds and accounts managed by Counterpoint Global (Morgan Stanley Investment Management) and a $75 million investment by the Soaring Eagle sponsor group
  - 30% of sponsor promote converted to earnout; additionally, Ginkgo shareholders will be granted up to 180M earnout shares (11% seller earnout) vesting between $12.50 and $20/share
- **Closing expected in Q3 2021**

Pro Forma Enterprise Value[4]

($M, except per share amount)

Share Price	**$10.00**
Pro Forma Shares Outstanding (M)	**1,780.3**[5]
POST-TRANSACTION EQUITY VALUE	**$17,803**
(-) Cash[6]	**($2,639)**
PRO FORMA ENTERPRISE VALUE	**$15,164**

Illustrative Sources & Uses

($M)

Sources	
SRNG Cash Held in Trust[1]	**$1,725**
Cash Proceeds from PIPE	**775**
Rollover by Equity Holders[2]	**15,000**
TOTAL	**$17,500**

Uses	
Consideration Shares[2]	**$15,000**
Cash to Balance Sheet[1]	**2,365**
Parties' Transaction Fees[3]	**135**
TOTAL	**$17,500**

Illustrative Pro Forma Ownership[7]



Ginkgo Bioworks
SRNG Shareholders
PIPE Shareholders
Sponsor Shares
84%
10%
4%
2%

(1) Assumes no redemptions
(2) Inclusive of value attributable to all outstanding equity awards other than those subject to unsatisfied service-based vesting conditions; includes aggregate exercise prices of outstanding options and warrants
(3) Represents estimated transaction expenses based on a $775M PIPE as of 5/6/2021
(4) Enterprise Value calculation excludes $18M in financing lease liabilities as of 12/31/2020
(5) Includes 1.5B Consideration Shares to Ginkgo, 172.5M shares to SRNG shareholders, 77.5M shares to PIPE shareholders and 30.2M shares retained by SRNG sponsor (inclusive of 150,000 shares transferred to SRNG's independent directors)
(6) Includes Ginkgo cash balance of $274M as of 4/30/2021; excludes restricted cash and any disbursements that may be made from US DFC loan under negotiation
(7) Assumes no redemptions and excludes SRNG / Ginkgo earn-out shares and SRNG warrants

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021
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Our Mission Make biology easier to engineer 5 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Our Mission Make biology easier to engineer 5 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

MIT,1972
Tom Knight with his master's thesis, a "minicomputer"


MIT LIVE DEMO
2006


GINKGO BIOWORKS
THE ORGANISM COMPANY
2019

The founders have been working together for nearly 20 years **on this vision of synthetic biology**

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

6

DNA
A G T C A
T C A G T
AXIOS

LEARN MORE ↗


Bloomberg Businessweek

▲ Bloomberg Businessweek Debrief: A Conversation with Jason Kelly

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Joel Weber: It's been a few years since I took a biology class. Remind me, what is synthetic biology?

Jason Kelly: Think of a cell. It's kind of like a little machine that runs on digital code, very similar to a computer, except in this case the code–instead of zeros and ones, it's A's, T's, C's, and G's. The cell reads that code, and it does all the things that a cell does in our body–or a bird's body or bacteria in a river. They're all running on that digital code. We can read that code with DNA sequencing and can write that code with DNA synthesis or DNA printing. If you can read and write that code, and you have a machine that'll run it, that's programming. So synthetic biology is programming cells like we program computers, by changing the DNA code inside them.

We can program cells (DNA) like we program computers (code)

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

7

Cell programming
is increasingly impacting our lives



Vaccines are developed and manufactured using cell programming tools

Ginkgo's work to close raw material gaps in the mRNA vaccine supply chain was recently featured on 60 Minutes


60
MINUTES

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021
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Cell programming is addressing our most challenging environmental and social issues

Pharma & Biotech

Antibody therapeutic development

Nucleic acid vaccine production

Antibiotic discovery and manufacturing

Microbiome therapeutics

Gene and cell therapies

Read "Microscopic Doctors" on Grow ↗

Industrials & Environment

Wastewater remediation

Renewable chemicals

PFAS degradation

Sustainable building materials

Carbon sequestration

Read "Anatomy of an Underground Wildfire" on Grow ↗

Food & Agriculture

Animal protein replacement

Sugar reduction

Brewing & baking

Fertilizer reduction

Pest control

Animal feed and aquaculture

Read "Redesigning the Banana" on Grow ↗

Consumer & Technology

Plant extracts: flavors, fragrances, cannabinoids

Haircare and skincare proteins

Textiles and dyes

Skin microbiome (protection and beauty)

Electronic coatings

Read "Ingredient Revolution" on Grow ↗

and we're just getting started...

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

Cargill
motif FOODWORKS
genomatica
moderna
synlogic
Roche
SUMITOMO
ALLONNIA
swissaustral
JOYN BIO
BAYER
ADM
KERRY
TOTIENT
CORTEVA agriscience
AJINOMOTO

PROGRAM LAYER

Ginkgo provides program management and technical execution to product companies across all industries

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Ginkgo is building the leading horizontal platform for cell programming across all industries

PLATFORM LAYER

Ginkgo is the interface between a series of complex technologies and a customer spec

LEARN MORE ↗

ThermoFisher SCIENTIFIC
LABCYTE
TWIST BIOSCIENCE
PACIFIC BIOSCIENCES
HAMILTON
BERKELEY LIGHTS

TECHNOLOGY LAYER

Ginkgo integrates standard hardware and wraps it in proprietary software and automation

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021

10

We program cells for our customers so they can develop new products 11 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1We program cells for our customers so they can develop new products 11 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

CASE STUDY Customers run their programs on Ginkgo’s platform to drive business value % 303 300 Ginkgo partnered with Motif to develop more delicious and IMPROVEMENT OVER PROTEINS UNMODIFIED sustainable food. SOURCED STRAINS In just 1 year, 6 prototype strains were developed, and product samples were produced for benchmarking and early application testing. Improved variants were designed, built and validated over the next 9 months. The strain’s performance exceeded Motif’s specifications by >70%. Q4 Q1 Q2 Q3 1 YEAR LATER ITERATIVE STRAIN IDENTIFY POTENTIAL SCREEN FOR BEST STRAIN ENGINEERING & PROTOTYPE STRAINS CONSTRUCTION & TESTING PROTEINS CANDIDATE PROTEIN PATHWAY BALANCING READY Sequence Similarity Network PROTOTYPE 12 Strain Strain Strain Percent Improvement over Seed Protein Percent Improvement over Unmodified Strains Titer (g/L) GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1CASE STUDY Customers run their programs on Ginkgo’s platform to drive business value % 303 300 Ginkgo partnered with Motif to develop more delicious and IMPROVEMENT OVER PROTEINS UNMODIFIED sustainable food. SOURCED STRAINS In just 1 year, 6 prototype strains were developed, and product samples were produced for benchmarking and early application testing. Improved variants were designed, built and validated over the next 9 months. The strain’s performance exceeded Motif’s specifications by >70%. Q4 Q1 Q2 Q3 1 YEAR LATER ITERATIVE STRAIN IDENTIFY POTENTIAL SCREEN FOR BEST STRAIN ENGINEERING & PROTOTYPE STRAINS CONSTRUCTION & TESTING PROTEINS CANDIDATE PROTEIN PATHWAY BALANCING READY Sequence Similarity Network PROTOTYPE 12 Strain Strain Strain Percent Improvement over Seed Protein Percent Improvement over Unmodified Strains Titer (g/L) GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

1313

Ginkgo is **critical to our success** and development of synbio solutions needed for us to be successful.

CEO, INDUSTRIALS

Our collaboration has been successful in large part because the Ginkgo team is **thoughtful, creative, communicative**, and willing to iterate as more data becomes available. As we grow, we hope to foster a similar culture.

CHIEF BUSINESS OFFICER, PHARMA

We highly value the Ginkgo relationship and the window it provides into synthetic biology as an industry and **national capability.**

VP, INTELLIGENCE / DEFENSE

Ginkgo is a key **enabler of scale up.**

COO, PHARMA

Ginkgo is [a] valuable partner providing services to our R&D group that **could not otherwise be done internally.**

MANAGER, PHARMA

The engagement of Ginkgo as a partner was absolutely unprecedented, as if we were a single company working towards a single goal.

DIRECTOR, CONSUMER / FOOD / TECH

Our collaboration with Ginkgo is a key pillar to our company strategy, therefore, **the positive impact can not be overstated.**

DIRECTOR, CONSUMER / FOOD / TECH

Ginkgo is **addressing a foundational challenge** that enables us to scale our antibody discovery platform. Prior to partnering, we had screened 173 antibodies on our own. Together, we are planning an initial screen of 5,000 antibodies and are jointly developing tools to screen tens of thousands at dramatically lower costs.

CO-FOUNDER AND CEO, PHARMA

Ginkgo is **opening new avenues for research programs**. Early exploratory work, but critically important to support our pipeline.

BUSINESS UNIT HEAD, PHARMA

Ginkgo developed a process to give us a **competitive advantage**.

VP SOURCING, CONSUMER / FOOD / TECH

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021
14

Combining an industry-defining founding team with proven executives who have built iconic public companies

Founding team has been working together for nearly 20 years



Jason Kelly
CEO



Reshma Shetty
COO



Barry Canton
CTO



Austin Che
Strategy



Tom Knight
DNA Hacker

Soaring Eagle brings a track record of success in SPACs



Harry Sloan
CEO, Chairman



Jeff Sagansky
Partner



Eli Baker
President, CFO

with



Arie Belldegrun

Founder, Fmr CEO/Chairman, Kite Pharma
Founder, Chairman, Allogene

With long-term support from a deeply experienced, industry-leading independent board



Marijn Dekkers
Chairman, Governance/Nominating Chair
Board member since 2019

Fmr Chairman, Unilever (NYSE:UL)
Fmr CEO, Bayer (XTRA:BAYN)
Fmr CEO, Thermo Fisher (NYSE:TMO)



Christian Henry
Audit Committee Chair
Board member since 2016

President/CEO, PacBio (Nasdaq:PACB)
Fmr CFO/CCO, Illumina (Nasdaq:ILMN)



Shyam Sankar
Compensation Committee Chair
Board member since 2016

COO, Palantir (NYSE: PLTR)

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

15

We believe...

1

Programming cells will be as impactful as programming computers

The same underlying technology can be used to create applications across all physical goods industries. Ginkgo is the first horizontal platform in this industry, supporting all end markets.

2

Ginkgo's platform improves with scale

Each new program drives platform improvements, leading to more demand.

3

Ginkgo is becoming the industry standard

We believe Ginkgo's ecosystem of services will make us the obvious partner in the enormous, and largely untapped, market for cell programming.

4

Our value increases with each new program added to the platform

Each new program adds predictable near-term revenue from usage fees and provides Ginkgo upside through value share.

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021
16

We believe...

1

Programming cells will be as impactful as programming computers

The same underlying technology can be used to create applications across all physical goods industries. Ginkgo is the first horizontal platform in this industry, supporting all end markets.

2

Ginkgo's platform improves with scale

3

Ginkgo is becoming the industry standard

4

Our value increases with each new program added to the platform

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

17

The promise and power of biology has never been more apparent



The Economist
The new era of corporate scandal
Algeria kicks out its dictator
Why Europe's banks are so rotten
Great wheels of China
Redesigning life
The promise of synthetic biology

APRIL 2019

"...permits the manufacture of all manner of things which used to be hard, even impossible, to make: pharmaceuticals, fuels, fabrics, foods, and fragrances can all be built molecule by molecule."

READ MORE ↗



The Economist
US-China relations in crisis
The dash to cash
Ethiopia's hidden war
How virus-testing works
CLOSED

11 MONTHS LATER: MARCH 2020

"Planet earth is shutting down... desperate governments are...handing out trillions of dollars in aid and loan guarantees"

READ MORE ↗



THE
CODE
BREAKER
Jennifer Doudna, Gene Editing,
AND THE Future of the Human Race
#1
New York Times
Bestseller
WALTER
ISAACSON
BESTSELLING AUTHOR OF Leonardo da Vinci AND Steve Jobs

1 YEAR LATER: MARCH 2021

"Now we have entered...a life-science revolution. Children who study digital coding will be joined by those who study genetic code."

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

18

R&D spending alone accounts for nearly $40B in untapped demand

Existing market for cell engineering lab operations ($B)



$60
$50
$40
$30
$20
$10
$0
Cell Engineering Labor
Cell Engineering Tools
20% CAGR
$28B
$33B
$40B
$48B
$58B
$10
$17
$12
$21
$15
$25
$18
$30
$22
$36
2019
2020E
2021E
2022E
2023E
Our scale dramatically reduces costs
We bring efficiency to scientists at the bench

Source: Piper Sandler Research

This market represents over **20,000+ potential new cell programs**(1)

(1) Assumes approximately $2M annual expense per program, in line with current average annual spend per program at Ginkgo

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

19

$2 to $4 trillion emerging market for bioengineered products Annual Direct Economic Impact By Domain 2030—2040 (partial estimate) $1.2T $1.2T High Estimate Low Estimate Programming + significant secondary effects not measured biology is to the physical world what $700B programming computers is to the information economy $300B $300B $500B $800B $200B $200B $100B Food & Materials & Health Consumer Other Agriculture Energy Source: McKinsey Global Institute; The Bio Revolution: Innovations transforming economies, societies, and our lives (May 13, 2020) Note: these estimates reflect the estimated biotechnology penetration of these end-markets 20 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1$2 to $4 trillion emerging market for bioengineered products Annual Direct Economic Impact By Domain 2030—2040 (partial estimate) $1.2T $1.2T High Estimate Low Estimate Programming + significant secondary effects not measured biology is to the physical world what $700B programming computers is to the information economy $300B $300B $500B $800B $200B $200B $100B Food & Materials & Health Consumer Other Agriculture Energy Source: McKinsey Global Institute; The Bio Revolution: Innovations transforming economies, societies, and our lives (May 13, 2020) Note: these estimates reflect the estimated biotechnology penetration of these end-markets 20 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

We believe...

1

Programming cells will be as impactful as programming computers

2

Ginkgo's platform improves with scale

Each new program drives platform improvements, leading to more demand.

3

Ginkgo is becoming the industry standard

4

Our value increases with each new program added to the platform

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021

21

Over 70 major customer programs across diverse industries have run on our platform = DIVERSIFIED PLATFORM Cumulative Major 3rd Party Programs Can respond rapidly to emerging opportunities and global threats 80 + PHARMA & BIOTECH Mammalian capabilities & PRE-2015: GOVERNMENT PROGRAMS Synlogic partnership First 5+ years of technology building 60 funded through non-dilutive government programs (DARPA, SBIR, etc.) + FOOD & NUTRITION Motif (Louis Dreyfus and Fonterra) launches portfolio of animal-free protein programs + AGRICULTURE Selection by Bayer for 40 agriculture JV after significant industry vetting + INDUSTRIAL & ENVIRONMENT Experience in flavors & fragrances enabled expansion into industrial chemicals 20 CONSUMER & TECHNOLOGY Early experimentation making fine chemicals for flavors & fragrances 0 2015 2016 2017 2018 2019 2020 Consumer & Technology Industrial & Environment Agriculture Food & Nutrition Pharma & Biotech Government & Defense Note: “Major” programs exclude proof of concept work and ancillary projects and typically have at least $500K actual / expected development costs on behalf of a customer 22 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Over 70 major customer programs across diverse industries have run on our platform = DIVERSIFIED PLATFORM Cumulative Major 3rd Party Programs Can respond rapidly to emerging opportunities and global threats 80 + PHARMA & BIOTECH Mammalian capabilities & PRE-2015: GOVERNMENT PROGRAMS Synlogic partnership First 5+ years of technology building 60 funded through non-dilutive government programs (DARPA, SBIR, etc.) + FOOD & NUTRITION Motif (Louis Dreyfus and Fonterra) launches portfolio of animal-free protein programs + AGRICULTURE Selection by Bayer for 40 agriculture JV after significant industry vetting + INDUSTRIAL & ENVIRONMENT Experience in flavors & fragrances enabled expansion into industrial chemicals 20 CONSUMER & TECHNOLOGY Early experimentation making fine chemicals for flavors & fragrances 0 2015 2016 2017 2018 2019 2020 Consumer & Technology Industrial & Environment Agriculture Food & Nutrition Pharma & Biotech Government & Defense Note: “Major” programs exclude proof of concept work and ancillary projects and typically have at least $500K actual / expected development costs on behalf of a customer 22 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

Market defining customers **have validated the platform across a wide range of end markets**







CONSUMER & TECH

Fragrances
(G4, G41, G53)
Cannabinoids
(G102, G123)
Insect Repellent
(G166)
High-tech electronics
(G37, G43)

INDUSTRIALS & ENVIRONMENT

Commodities & Specialty Chemicals
(G15, G24, G48, G51, G90, G101, G116, G127, G134, G142, G159)
Textiles
(G36)
Environment
(G131, G138, G145, G153, G164, G171)

AGRICULTURE

Fertilizers & Crop Enhancement
(G50, G81, G133)
Crop Protection
(G99, G119, G132, G151, G163, G165)
Animal Feed
(G16, G68, G71, G146)

FOOD & NUTRITION

Animal-free proteins
(G114, G121, G122, G128, G136, G162)
Flavors & Sweeteners
(G49, G56, G125, G174)
Nutrition
(G35, G69, G109)
Brewing & Baking
(G52, G95, G97)

PHARMA & BIOTECH

Microbiome Therapeutics
(G40, G83, G139, G143, G147, G150, G152)
Biologics & Gene Therapy
(G66, G70, G115, G185)
Antibiotics & APIs
(G21, G67, G72, G86, G111)
COVID Vaccines & Therapeutics
(G155, G157, G158, G163, G165, G169, G170)

ROBERTET
CRONOS GROUP
Cargill
genomatica
CORTEVA agriscience
JOYN BIO
BAYER
AJINOMOTO
KERRY
motif FOODWORKS
Roche
moderna
synlogic

Note: Reflects a portion of current / completed programs; program codes have been anonymized

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

23

The Foundry - Ginkgo’s physical infrastructure - drives a strong scale economic BW5 Lab-scale automation and significantly increased NGS capacity BW4 Added mammalian cell engineering capabilities BW3 Created scale modules by function KNIGHT’S LAW – our scale theory (e.g. DNA synthesis, -omics, BW2 sequencing, fermentation, etc.) “The cost to genetically engineer a cell decreases by 50% and the number of designs tested increases by BW1 3X+ per year in Ginkgo’s automated cell programming Early stages of building higher scale workflows and testing foundries.” automated techniques 24 2012 2016 2018 2019 2020 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1The Foundry - Ginkgo’s physical infrastructure - drives a strong scale economic BW5 Lab-scale automation and significantly increased NGS capacity BW4 Added mammalian cell engineering capabilities BW3 Created scale modules by function KNIGHT’S LAW – our scale theory (e.g. DNA synthesis, -omics, BW2 sequencing, fermentation, etc.) “The cost to genetically engineer a cell decreases by 50% and the number of designs tested increases by BW1 3X+ per year in Ginkgo’s automated cell programming Early stages of building higher scale workflows and testing foundries.” automated techniques 24 2012 2016 2018 2019 2020 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

Ginkgo’s Foundry is scaling roughly 3x per year L A B OPER ATIONS: MEASURING WORK DONE ON THE PLATFORM STR AIN TESTS: MEASURING THE OUTPUT OF THE PLATFORM 1,000,000 10,000,000 1,000,000 100,000 100,000 3-4x annual increase pre-COVID 10,000 10,000 1,000 1,000 2-3x annual increase pre-COVID 100 100 10 2014 2015 2016 2017 2018 2019 2020 2021 2015 2016 2017 2018 2019 2020 2021 25 Daily Lab Operations Daily Strain Tests GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Ginkgo’s Foundry is scaling roughly 3x per year L A B OPER ATIONS: MEASURING WORK DONE ON THE PLATFORM STR AIN TESTS: MEASURING THE OUTPUT OF THE PLATFORM 1,000,000 10,000,000 1,000,000 100,000 100,000 3-4x annual increase pre-COVID 10,000 10,000 1,000 1,000 2-3x annual increase pre-COVID 100 100 10 2014 2015 2016 2017 2018 2019 2020 2021 2015 2016 2017 2018 2019 2020 2021 25 Daily Lab Operations Daily Strain Tests GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

Unit costs to program cells have decreased by 50% per year $10,000 $1,000 FOUNDRY IS 5-10X CHEAPER THAN THE STATUS QUO ESTIMATED “BY HAND” COST $100 BY 2025, WE SHOULD BE TWO ORDERS OF MAGNITUDE MORE EFFICIENT THAN “BY HAND” COVID impact $10 $1 2015 2016 2017 2018 2019 2020 2021 2025 Note: Costs include all operational and R&D-related activities (i.e. both current programs and investments in future capacity) 26 Cost per Strain Test (rolling 3mo avg) GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Unit costs to program cells have decreased by 50% per year $10,000 $1,000 FOUNDRY IS 5-10X CHEAPER THAN THE STATUS QUO ESTIMATED “BY HAND” COST $100 BY 2025, WE SHOULD BE TWO ORDERS OF MAGNITUDE MORE EFFICIENT THAN “BY HAND” COVID impact $10 $1 2015 2016 2017 2018 2019 2020 2021 2025 Note: Costs include all operational and R&D-related activities (i.e. both current programs and investments in future capacity) 26 Cost per Strain Test (rolling 3mo avg) GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

Codebase - Ginkgo's scale data asset - is a source of long-term competitive advantage

3.4B+ unique gene sequences pulled from all public databases

440M proprietary gene sequences acquired

And growing... codebase accumulates as we run new experiments in the foundry and build new:



Organisms



Genetic Code



Biological Tools


WIRED
Move Over, Jony Ive—Biologists Are the Next Rock Star Designers
BUSINESS
DESIGN
ENTERTAINMENT
GEAR
SCIENCE
SECURITY
MOVE OVER, JONY IVE—BIOLOGISTS ARE THE NEXT ROCK STAR DESIGNERS
The person who designs genetic architecture does so with aesthetic, utilitarian, and social considerations in mind.

"Ginkgo will organize the world's biological code and make it useful."

-GINKGO HEAD OF CODEBASE, PATRICK BOYLE

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021

27

(1) The $70B+ nitrogen-based fertilizer market accounts for approximately: 5% of global greenhouse We learn from wild (2) gas emissions biology to grow our 4% of global natural gas (3) Codebase production …and local environmental problems from runoff IMAGE CREDIT: KAREN INGRAM Some crops, such as legumes, have symbiotic microbes that convert atmospheric nitrogen into fertilizer, delivered straight to the plant’s roots… Joyn is working with Ginkgo to leverage this same Codebase for key cereal crops (1) Source: Grandview Research, as of 2018; imputed 2021 market shown (2) Source: US Environmental Protection Agency, as of 2018 (3) Source: SSLAC National Accelerator Laboratory (part of DEA), cited by Natural Gas Now, October 2014 28 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1(1) The $70B+ nitrogen-based fertilizer market accounts for approximately: 5% of global greenhouse We learn from wild (2) gas emissions biology to grow our 4% of global natural gas (3) Codebase production …and local environmental problems from runoff IMAGE CREDIT: KAREN INGRAM Some crops, such as legumes, have symbiotic microbes that convert atmospheric nitrogen into fertilizer, delivered straight to the plant’s roots… Joyn is working with Ginkgo to leverage this same Codebase for key cereal crops (1) Source: Grandview Research, as of 2018; imputed 2021 market shown (2) Source: US Environmental Protection Agency, as of 2018 (3) Source: SSLAC National Accelerator Laboratory (part of DEA), cited by Natural Gas Now, October 2014 28 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

IMAGE CREDIT: KAREN INGRAM We design codebase when C AT TLE (BEEF & DAIRY ) INDUS T RY: working on programs (1) $1 trillion global market (2) 9% of global greenhouse gas emissions Organisms like yeast (shown above) are the biological factories for producing a wide range of molecules (1) Source: imarc Group (February 2020) and Grandview Research (January 2019) (2) Source: Barclays Research (April 2019) 29 (1) Note targets are illustrative as Motif has not announced specific products. C OD EB A S E (1) EGG PROTEINS (1) ME AT PROTEINS (1) DAIRY PROTEINS GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1IMAGE CREDIT: KAREN INGRAM We design codebase when C AT TLE (BEEF & DAIRY ) INDUS T RY: working on programs (1) $1 trillion global market (2) 9% of global greenhouse gas emissions Organisms like yeast (shown above) are the biological factories for producing a wide range of molecules (1) Source: imarc Group (February 2020) and Grandview Research (January 2019) (2) Source: Barclays Research (April 2019) 29 (1) Note targets are illustrative as Motif has not announced specific products. C OD EB A S E (1) EGG PROTEINS (1) ME AT PROTEINS (1) DAIRY PROTEINS GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

We re-use codebase across programs to improve outcomes and efficiency


COLLAGEN(1)
KERATIN(1)

The SAME YEAST used to generate proteins for food can produce proteins used in personal care products, such as collagen, elastin, and keratin




CODEBASE
Kalo

(1) Note targets are illustrative as Kalo has not announced specific products.

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021
30

Ginkgo’s virtuous cycle drives platform growth 31 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Ginkgo’s virtuous cycle drives platform growth 31 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

We believe...

1

Programming cells will be as impactful as programming computers

2

Ginkgo's platform improves with scale

3

Ginkgo is becoming the industry standard

We believe Ginkgo's ecosystem of services will make us the obvious partner in the enormous, and largely untapped, market for cell programming.

4

Our value increases with each new program added to the platform

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

32

Each new cell program can accelerate adoption within new markets and lead to further sales with existing customers

Ability to grow significantly within existing customer accounts



12
10
8
6
4
2
0
# of Active Programs / Yr (Customer X)
Major Program(1)
Minor Program
Proof of Concept
Year 1
Year 2
Year 3
Year 4
Year 5

Early proof points within an industry can lead to follow-on demand moderna



[CONFIDENTIAL]
In advanced discussions with leading pharmaceutical contract manufacturer
[CONFIDENTIAL]
Optimizing pDNA production for another nucleic acid vaccine company

(1) Major programs typically incur well over $500K of annual R&D spending, minor programs are typically smaller add-on programs that have less than $500K of annual R&D spend, proof-of-concept programs are typically small programs that are often set up as a business development effort

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

33

Strong 2021 sales pipeline with mix of new customers and expanded relationships

[CONFIDENTIAL]

New multi-product collaboration with top global flavors & fragrances customer, building on successful historical program execution

CORTEVA agriscience

New relationship with top 5 agchem company, focused on discovery and development of crop protection agents

Kalo

Launched a new spin-out in personal care space, with strategic and financial investors



100
50
0
Number of "Major" Pipeline Programs
[key expansion areas]
Skin microbiome
Sustainability
15
Recycling
Wastewater remediation
Pulp/Paper
17
Crop protection
Renewable feedstocks
13
13
Cell & gene therapy
Antibodies
Nucleic acid therapeutics
Antibiotic manufacturing
9
Sugar reduction
Protein availability and functionality
6
95+
~23 PROB. ADJ.
73
7 major programs launched as of 4/5/2021
(2 new logos accounted for 3 programs)
Consumer & Technology
Industrial
Agriculture
Pharma & Biotech
Food & Nutrition
Government & Defense
Cumulative Historical + 2021
All Historical Programs
2021

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

34

Our ecosystem will soon support hundreds of new cell programs a year 600 508 500 Self-Service Portals 400 Ecosystem Support 300 268 Still only 1-2% Platform Scaling of the market for 200 cell engineering (1) R&D services 136 Expand within Base 100 Leverage Proof Points 60 23 17 0 2020A 2021E 2022P 2023P 2024P 2025P (1) Source: Piper Sandler Research; assumes each program is approximately $2M per year of cell engineering spend and growth estimate of 0% and 20% 35 New Programs by Year GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Our ecosystem will soon support hundreds of new cell programs a year 600 508 500 Self-Service Portals 400 Ecosystem Support 300 268 Still only 1-2% Platform Scaling of the market for 200 cell engineering (1) R&D services 136 Expand within Base 100 Leverage Proof Points 60 23 17 0 2020A 2021E 2022P 2023P 2024P 2025P (1) Source: Piper Sandler Research; assumes each program is approximately $2M per year of cell engineering spend and growth estimate of 0% and 20% 35 New Programs by Year GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

Ginkgo is creating the industry standard ecosystem

Like other horizontal tech platforms, Ginkgo is building a strong developer community - wrapping services around the platform to drive industry growth and, ultimately, demand

Launched Ginkgo Ferment, our annual conference, in 2018

AWS re:Invent

dreamforce

Microsoft

WWDC

//build/

Other leading developer conferences


INDUSTRY MATURATION:
WHAT'S NEXT FOR SYNBIO?
VIEW KEYNOTE

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021

36

We will be greatly expanding our ecosystem of services for cell programmers running on the Ginkgo platform

MANUFACTURING

Mature manufacturing network across industries w/ clean tech-transfer protocols

CRONOS GROUP

ROBERTET

FERMIC MEXICO

REGULATORY

Open-source bioengineering tools

Help drive legislative change for novel categories

Help clients file patents / protect IP



COMMUNITY

Ginkgo annual developer conference and product showcase


GINKGO
FERMENT


GINKGO
FERMEN

PARTNERS

Source of innovative technologies for industry partners: hub for investment, acquisition, and partnership motif FOODWORKS

JOYN BIO

Fonterra Dairy for life

BAYER

TRUST & CREDIBILITY

Biosecurity

ESG

GROW

I ♥ GMO

CAPITAL

Capital Access + Foundry Credits

Ferment Consortium

GINKGO BIOWORKS
THE ORGANISM COMPANY

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021
37

We believe...

1

Programming cells will be as impactful as programming computers

2

Ginkgo's platform improves with scale

3

Ginkgo is becoming the industry standard

4

Our value increases with each new program added to the platform

Each new program adds predictable near-term revenue from usage fees and provides Ginkgo upside through value share.

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021

38

Programs drive both predictable near-term revenues **and** long-term value creation with asymmetric upside potential

Foundry

Upfront payments to cover R&D costs for customer programs

Foundry



Yr 1
Yr 2
Yr 3

Highly predictable revenue stream independent of program success

Downstream Value

Value sharing via customer equity and/or royalties on completed programs

Royalty Stream



Yr 4
Yr 5
Yr 6
Yr 7
Yr 8

OR

Equity



Equity represents the risk- adjusted NPV of a potential royalty stream
Yr 0
Yr 4
Yr 5
Yr 6
Yr 7
Yr 8

Cash flows from value share are typically 100% contribution margin as Ginkgo incurs minimal ongoing support or delivery costs

The choice to structure downstream economics as royalties or equity is typically based on customer size

Note: Illustrative economics; variation exists between programs

GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021

39

Program unit economics are strong and improving FOUNDRY USAGE FEES DOWNSTREAM VALUE CAPTURE Foundry Downstream Value Ginkgo receives downstream value in multiple forms. The equity Ginkgo has steadily increased the portion of program value per program provides context for the future value. R&D costs that are covered upfront by customers 54 120% 100% (2) Adj. for Free COVID Services Ginkgo will recognize royalty % Direct Cost Coverage Royalty / revenues over time as 100% Other 80% programs are completed These should be 20 and commercialized roughly equivalent in value over the long- 80% run, but royalties take 60% longer to materialize The current equity value of 60% our major programs is 40% over $500M (3) Equity 40% 34 …representing an average of 20% $15M per program 20% 0% 0% Major Programs 14-15 16-17 18-19 2020 (2017-2020) Year Deal Signed (1) Represents cumulative revenues from 2017-2020 for programs signed in the relevant year(s) divided by the total program expenses in 2017-2020 (2) Adjusts out expenses associated with programs Ginkgo performed under our free $25M commitment to COVID programs in spring 2020 40 (3) Includes one program for publicly-traded Cronos which is structured as a lump-sum equity payment upon delivery (1) % Cost Coverage of Programs Number of Major Programs Initiated GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Program unit economics are strong and improving FOUNDRY USAGE FEES DOWNSTREAM VALUE CAPTURE Foundry Downstream Value Ginkgo receives downstream value in multiple forms. The equity Ginkgo has steadily increased the portion of program value per program provides context for the future value. R&D costs that are covered upfront by customers 54 120% 100% (2) Adj. for Free COVID Services Ginkgo will recognize royalty % Direct Cost Coverage Royalty / revenues over time as 100% Other 80% programs are completed These should be 20 and commercialized roughly equivalent in value over the long- 80% run, but royalties take 60% longer to materialize The current equity value of 60% our major programs is 40% over $500M (3) Equity 40% 34 …representing an average of 20% $15M per program 20% 0% 0% Major Programs 14-15 16-17 18-19 2020 (2017-2020) Year Deal Signed (1) Represents cumulative revenues from 2017-2020 for programs signed in the relevant year(s) divided by the total program expenses in 2017-2020 (2) Adjusts out expenses associated with programs Ginkgo performed under our free $25M commitment to COVID programs in spring 2020 40 (3) Includes one program for publicly-traded Cronos which is structured as a lump-sum equity payment upon delivery (1) % Cost Coverage of Programs Number of Major Programs Initiated GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

Growth in foundry revenues and new programs drives valuation

Key Foundry Metrics

($M)	2018	2019	2020(1)	2021	2022	2023	2024	2025
	Actuals			Projections				
Foundry Billable Revenue	**$30**	**$54**	**$64**	**$100**	**$175**	**$341**	**$628**	**$1,099**
% growth		*78%*	*18%*	*57%*	*75%*	*95%*	*84%*	*75%*
memo: GAAP Adjustments	*$3*	*$0*	*($4)*					
GAAP Foundry Revenue	**$33**	**$54**	**$59**					

Key Program Metrics

	2017-2020	2021	2022	2023	2024	2025
# New Programs	**20** *Royalty* / **34** *Equity* → **54**	**23**	**60**	**136**	**268**	**508**
% growth			*157%*	*127%*	*97%*	*90%*
Risk-Adjusted NPV / Program	**~$15M(2)**	*Increases if: p(success) increases, value of programs increases* / *Decreases if: lower take rates, value of programs decreases*				
NPV of New Programs Signed	**~$500M(2)**	# New Programs × NPV / Program				

(1) 2020A financials are draft audited and subject to final adjustments and line-item classifications

(2) Based on management estimate of the average current equity value of our cumulative major programs from 2017 to 2020

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021

41

These value streams support a strong valuation with meaningful upside potential FOUNDRY DOWNSTREAM VALUE BIOSECURITY 2021E Revenue (2024E) $628M 2025E New Programs 500+ $50M Revenue $12 Biosecurity may become a long- Rev. Growth (21-24E) 84% Annual Platform Value Add term revenue stream if = New Programs × NPV / Program $7.6B +/- $8 governments decide to invest in pandemic preparedness and $4B +/- Growth Life Science Tools Multiples $4 biosecurity more broadly $2B +/- $900M +/- $345M +/- 18.7x $0 Median 2024 2021 2022 2023 2024 2025 (1) Revenue Multiple OTHER Growth Tech Platform Multiples Discount rate applied to all annual NPVs and terminal value to 16.6x determine aggregate value today Median 2024 (1) Revenue Multiple For example, licensing and/or manufacturing of vaccinia capping enzyme (VCE) strain may yield significant near-term royalty Illustrative Valuation Illustrative Valuation revenues Higher Discount Rate vs. Peers: 20% 17.5x 2024E Revenue Conservative Terminal Growth Rate: 5% $11B $25B $628M 2024E Revenue No Improvements to Historical NPV/Program: $15M (1) Source: CapitalIQ, multiples reflect median of peer set as of 5/3/2021 42 VALUE TODAY + TERMINAL VALUE GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1These value streams support a strong valuation with meaningful upside potential FOUNDRY DOWNSTREAM VALUE BIOSECURITY 2021E Revenue (2024E) $628M 2025E New Programs 500+ $50M Revenue $12 Biosecurity may become a long- Rev. Growth (21-24E) 84% Annual Platform Value Add term revenue stream if = New Programs × NPV / Program $7.6B +/- $8 governments decide to invest in pandemic preparedness and $4B +/- Growth Life Science Tools Multiples $4 biosecurity more broadly $2B +/- $900M +/- $345M +/- 18.7x $0 Median 2024 2021 2022 2023 2024 2025 (1) Revenue Multiple OTHER Growth Tech Platform Multiples Discount rate applied to all annual NPVs and terminal value to 16.6x determine aggregate value today Median 2024 (1) Revenue Multiple For example, licensing and/or manufacturing of vaccinia capping enzyme (VCE) strain may yield significant near-term royalty Illustrative Valuation Illustrative Valuation revenues Higher Discount Rate vs. Peers: 20% 17.5x 2024E Revenue Conservative Terminal Growth Rate: 5% $11B $25B $628M 2024E Revenue No Improvements to Historical NPV/Program: $15M (1) Source: CapitalIQ, multiples reflect median of peer set as of 5/3/2021 42 VALUE TODAY + TERMINAL VALUE GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

Leveraging capital to build the heart of the emerging cell programming ecosystem

PLATFORM & CAPACITY

We are accelerating growth in capacity by integrating new technologies across the existing footprint, building new foundry space, and investing in software and automation to increase utilization.

We strive to be the best place for the world's top scientists, engineers, and software developers to build their careers

ECOSYSTEM ACCELERATION

Capital availability centers Ginkgo at the heart of the next generation of programs by providing access to Foundry credits and capital

STRATEGIC ACQUISITIONS / PARTNERSHIPS

Ginkgo has successfully acquired several technology and codebase assets. We plan to continue to selectively acquire assets in strategically important areas



GINKGO BIOWORKS INVESTOR PRESENTATION| MAY 2021
43

The most powerful technologies require the most care



Concentric by Ginkgo: Lab Network Capacity
In Discussion
In Validation
Validated
concentric
by GINKGO

Forbes

This Biotech Company Is Giving $25 Million In Resources To Projects That Combat Coronavirus

Our culture is built on care, transparency, diversity, employee ownership and a deep, humble respect for biology.

We invest in our communities and their **biosecurity** as well as robust **ESG** practices.



GROW
THE BEAUTY ISSUE

We take care in considering which programs we pursue and which we do not, and explore the implications of biotechnologies through many forums, including our magazine: GROW

READ MORE ABOUT:

- The meaning of nature after biotechnology ↗
- The legacy of eugenics in beauty ↗
- The role of the philosopher in the life sciences ↗
- The potential for synthetic biology to save coral reefs ↗
- The impact of the pandemic on scientists and science ↗

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021

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We believe...

1

Programming cells will be as impactful as programming computers

2

Ginkgo's platform improves with scale

3

Ginkgo is becoming the industry standard

4

Our value increases with each new program added to the platform

We hope...

...that when technology meets biology, life finds a way.

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APPENDIX 46APPENDIX 46

Attractive entry valuation vs. peers CY 2021-24E Revenue CAGR (2) (1) Median: 32% Median: 33% 84% 54% 53% 38% 36% 32% 33% 32% 29% 28% 14% NM (4) Adjusted for CY 2024 TEV / Revenue value share Median: 18.7x Median: 16.6x 27.2x (1) 24.1x 21.6x 20.9x 19.2x 18.9x 16.6x 16.5x 15.5x 13.7x (3) 12.6x 10.8x 10.1x (4) (5) CY 2024 Growth Adjusted TEV / Revenue Adjusted for 1.15x value share (2) Median: 0.48x Median: 0.42x 0.75x 0.68x 0.66x 0.48x 0.46x 0.42x (1) 0.36x 0.33x 0.29x (3) 0.19x 0.11x NM (4) Source: Company filings and Capital IQ as of 5/3/2021 4. Veeva CY2024 figures excludes SVB Leerink estimates 1. Includes Foundry Billable Revenues only 5. Calculated as CY 2024 revenue multiple divided by ’21-’24 revenue CAGR 47 2. Excludes AbCellera Life Science Leaders Software and Data 3. Includes Foundry Billable Revenues and one-tenth of cumulative 2017-2024 NPV from New Programs GI NKGO BI O W O R K S P I P E D E CK | AP R I L 2021Attractive entry valuation vs. peers CY 2021-24E Revenue CAGR (2) (1) Median: 32% Median: 33% 84% 54% 53% 38% 36% 32% 33% 32% 29% 28% 14% NM (4) Adjusted for CY 2024 TEV / Revenue value share Median: 18.7x Median: 16.6x 27.2x (1) 24.1x 21.6x 20.9x 19.2x 18.9x 16.6x 16.5x 15.5x 13.7x (3) 12.6x 10.8x 10.1x (4) (5) CY 2024 Growth Adjusted TEV / Revenue Adjusted for 1.15x value share (2) Median: 0.48x Median: 0.42x 0.75x 0.68x 0.66x 0.48x 0.46x 0.42x (1) 0.36x 0.33x 0.29x (3) 0.19x 0.11x NM (4) Source: Company filings and Capital IQ as of 5/3/2021 4. Veeva CY2024 figures excludes SVB Leerink estimates 1. Includes Foundry Billable Revenues only 5. Calculated as CY 2024 revenue multiple divided by ’21-’24 revenue CAGR 47 2. Excludes AbCellera Life Science Leaders Software and Data 3. Includes Foundry Billable Revenues and one-tenth of cumulative 2017-2024 NPV from New Programs GI NKGO BI O W O R K S P I P E D E CK | AP R I L 2021

Projected P&L

($M)	2020[1]	2021	2022	2023	2024	2025
Foundry Billable Revenue	**$64**	**$100**	**$175**	**$341**	**$628**	**$1,099**
% growth	*18%*	*57%*	*75%*	*95%*	*84%*	*75%*
memo: GAAP Adjustments	*($4)*	*GAAP adjustments not projected*				
Foundry Revenue (GAAP)	**$59**	**$100**	**$175**	**$341**	**$628**	**$1,099**
(+) Biosecurity	*$17*	*$50*	*Emerging business, projections not provided*			
Total GAAP Revenue	**$77**	**$150**	**$175**	**$341**	**$628**	**$1,099**
Adjusted EBITDA[2]	**($123)**	**($157)**	**($156)**	**($136)**	**($47)**	**$166**
Capital Expenditures[3]	($72)	($66)	($118)	($146)	($193)	($234)

(1) 2020A financials are draft audited and subject to final adjustments and line item classifications
(2) See slide 50 for a reconciliation of Net Income to Adjusted EBITDA for historical periods presented
(3) 2020 CapEx of $72M includes $14M of CapEx that is included in Accounts Payable and Accrued Expenses at 12/31/2020

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Summary of Historical Income Statements Year Ended December 31, (1) ($ in M) 2019A 2020A (2) Revenue $54.2 $76.7 % Growth 66% 41% Cost of Biosecurity product revenue 0.0 6.7 Cost of Biosecurity service revenue 0.0 8.9 Research & development 96.3 159.8 General & administrative 29.5 38.3 Total Operating Expenses $125.8 $213.7 Loss from Operations ($71.6) ($137.0) Net interest income 3.3 0.2 Loss on equity method investments (46.9) (3.1) Loss on investments (7.8) (1.1) Other income, net 3.2 16.1 Loss before provision for income taxes ($119.8) ($124.8) Provision for income taxes 0.0 1.9 Net Loss and Comprehensive Loss ($119.9) ($126.7) (Loss) / Income attributable to NCI (0.5) (0.1) Net Loss Attributable to Ginkgo ($119.3) ($126.6) (1) 2020A draft audited financials subject to final adjustments and line item classifications. 49 (2) GAAP revenue includes transactions with platform ventures (Motif, Joyn, and Allonnia) as well as other structured partnerships (Genomatica and Synlogic) where, as part of these transactions, Ginkgo received an equity interest in such entities. These equity investees are considered related parties due to the equity position Ginkgo received in these entities and generated total revenues of $42.5M and $35.3M in 2020 and 2019, respectively. GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Summary of Historical Income Statements Year Ended December 31, (1) ($ in M) 2019A 2020A (2) Revenue $54.2 $76.7 % Growth 66% 41% Cost of Biosecurity product revenue 0.0 6.7 Cost of Biosecurity service revenue 0.0 8.9 Research & development 96.3 159.8 General & administrative 29.5 38.3 Total Operating Expenses $125.8 $213.7 Loss from Operations ($71.6) ($137.0) Net interest income 3.3 0.2 Loss on equity method investments (46.9) (3.1) Loss on investments (7.8) (1.1) Other income, net 3.2 16.1 Loss before provision for income taxes ($119.8) ($124.8) Provision for income taxes 0.0 1.9 Net Loss and Comprehensive Loss ($119.9) ($126.7) (Loss) / Income attributable to NCI (0.5) (0.1) Net Loss Attributable to Ginkgo ($119.3) ($126.6) (1) 2020A draft audited financials subject to final adjustments and line item classifications. 49 (2) GAAP revenue includes transactions with platform ventures (Motif, Joyn, and Allonnia) as well as other structured partnerships (Genomatica and Synlogic) where, as part of these transactions, Ginkgo received an equity interest in such entities. These equity investees are considered related parties due to the equity position Ginkgo received in these entities and generated total revenues of $42.5M and $35.3M in 2020 and 2019, respectively. GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

Historical Net Loss to Adjusted EBITDA Reconciliation Year Ended December 31, (1) ($ in M) 2019A 2020A Net Loss Attributable to Ginkgo ($119.3) ($126.6) Net interest income (3.3) ($0.2) Depreciation and amortization 10.8 $13.9 Loss attributable to equity method investments, net of NCI 46.4 $2.9 Loss on investments 7.8 $1.1 Provision for income taxes 0.0 $1.9 Stock compensation expense 0.8 $0.5 Other non-recurring transactions (3.1) ($14.9) Adjusted EBITDA ($60.0) ($121.4) (1) 2020A draft audited financials subject to final adjustments and line item classifications. 50 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Historical Net Loss to Adjusted EBITDA Reconciliation Year Ended December 31, (1) ($ in M) 2019A 2020A Net Loss Attributable to Ginkgo ($119.3) ($126.6) Net interest income (3.3) ($0.2) Depreciation and amortization 10.8 $13.9 Loss attributable to equity method investments, net of NCI 46.4 $2.9 Loss on investments 7.8 $1.1 Provision for income taxes 0.0 $1.9 Stock compensation expense 0.8 $0.5 Other non-recurring transactions (3.1) ($14.9) Adjusted EBITDA ($60.0) ($121.4) (1) 2020A draft audited financials subject to final adjustments and line item classifications. 50 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

Historical Foundry GAAP to Billable Revenue Reconciliation Year Ended December 31, (1) ($ in M) 2019A 2020A Foundry Revenue (GAAP) $54.2 $59.2 % Growth 66% 9% (2) 2.7 13.6 Synlogic Adjustment (3) (3.2) (9.3) Equity Investee Adjustment Total Adjustments ($0.4) $4.3 Foundry Billable Revenue $53.7 $63.5 % Growth 78% 18% (1) 2020A draft audited financials subject to final adjustments and line item classifications. (2) Adjustment to increase Foundry Billable Revenue for the value of services provided to Synlogic which are not reported under GAAP due to an attribution of the amount paid above fair value for the Synlogic equity to the services prepayment at the time of the investment. (3) Adjustment to decrease Foundry Billable Revenue for non-cash revenue that is recognized under GAAP to account for equity received at the time of inception of the collaboration. 51 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1Historical Foundry GAAP to Billable Revenue Reconciliation Year Ended December 31, (1) ($ in M) 2019A 2020A Foundry Revenue (GAAP) $54.2 $59.2 % Growth 66% 9% (2) 2.7 13.6 Synlogic Adjustment (3) (3.2) (9.3) Equity Investee Adjustment Total Adjustments ($0.4) $4.3 Foundry Billable Revenue $53.7 $63.5 % Growth 78% 18% (1) 2020A draft audited financials subject to final adjustments and line item classifications. (2) Adjustment to increase Foundry Billable Revenue for the value of services provided to Synlogic which are not reported under GAAP due to an attribution of the amount paid above fair value for the Synlogic equity to the services prepayment at the time of the investment. (3) Adjustment to decrease Foundry Billable Revenue for non-cash revenue that is recognized under GAAP to account for equity received at the time of inception of the collaboration. 51 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

ADDITIONAL CASE STUDIES 52ADDITIONAL CASE STUDIES 52

CASE STUDY 1

Producing cultured ingredients at scale

A leading company for production of natural ingredients was looking for cost-saving opportunities. Ginkgo identified a plan to fine-tune existing pathways in yeast to produce multiple flavors more efficiently, then optimized the conditions for scale-up.


Ginkgo's Result
Client's Goal
Product Titer (g/L)
Apr. '15
Sep. '15
Dec. '15
Mar. '16
Nov. '16
Feb. '17

Ginkgo's Foundry utilizes the ambr250 disposable reactor system to inform design of experiments and reduce operating costs via automation, allowing us to **run hundreds of bioreactors simultaneously.**

Using the information generated to rationally improve the strain and fermentation process conditions, **Ginkgo exceeded the client's desired product titer by 50%.**

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Producing cultured ingredients at scale



Product Titer (g/L)
Elapsed Fermentation Time (h)
Ginkgo ambr250 EOF
Optimal Process
(average of 20 runs)
Ginkgo ambr250 EOF
Deployed Process
(increased process robustness)
Pilot 250L
Commercial 50,000L

CASE STUDY 1



Ginkgo's system enables high throughput screening without compromising quality of data. The conditions optimized at a volume of 250 mL were effectively translated into pilot and commercial scale, and the cultured ingredients reached commercial production with our manufacturing partners.

FERMIC MEXICO

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CASE STUDY 2 6 GINKGO APPROACH 5 LED TO DISCOVERY OF Using biomining 4 A BETTER PROTEIN techniques to 3 recycle compounds 2 1 Some of the compounds in objects we 0 use everyday are difficult to recycle. Previous Best in Market Best Ginkgo Identified By identifying proteins that selectively Protein Protein bind to these compounds, we can The Ginkgo Foundry allows us to synthesize, screen, and test for recover them from post-manufacturing these proteins at a scale unmatched by others. In our primary or recycled material, moving us closer screen, we screened over 1000 unique proteins, testing a total of to a circular economy. over 10,000 samples. From that screen, we identified the best hits. In our secondary screen, we discovered a protein that binds hard-to-recycle compounds 5X more than previously seen in the market. 55 Relative Signal of Bound Compounds GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1CASE STUDY 2 6 GINKGO APPROACH 5 LED TO DISCOVERY OF Using biomining 4 A BETTER PROTEIN techniques to 3 recycle compounds 2 1 Some of the compounds in objects we 0 use everyday are difficult to recycle. Previous Best in Market Best Ginkgo Identified By identifying proteins that selectively Protein Protein bind to these compounds, we can The Ginkgo Foundry allows us to synthesize, screen, and test for recover them from post-manufacturing these proteins at a scale unmatched by others. In our primary or recycled material, moving us closer screen, we screened over 1000 unique proteins, testing a total of to a circular economy. over 10,000 samples. From that screen, we identified the best hits. In our secondary screen, we discovered a protein that binds hard-to-recycle compounds 5X more than previously seen in the market. 55 Relative Signal of Bound Compounds GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

CASE STUDY 3



Clusters of enzymes without any existing annotation, which Ginkgo can investigate further

Cluster containing best-documented enzymes for this class

Foundries allow us to explore a broader range of biological diversity

Enzymes come from a wide variety of source organisms

Powered by gigabase-scale DNA synthesis, Ginkgo explores biodiversity to identify novel or improved enzyme activities and design pathways programmatically

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CASE STUDY 4

Pathway design
<u>for a complex metabolic pathway</u>

Situation: A client wished to decrease their reliance on expensive feedstocks and replace it with a low-cost substrate that the strain could not naturally assimilate. Ginkgo engineered a strain to assimilate the low-cost substrate, while maintaining productivity and yield.

Approach: By capitalizing on the capacity of the Foundry, Ginkgo could screen a large number of pathway architectures to construct the pathway.


promoters
enzyme 1
enzyme 2
enzyme 3
9
X
8
X
4
X
4

= **1,152 synthons**

2,719 PATHWAYS EVALUATED

7,717 ENZYMES SCREENED

109,000,000 BASE PAIRS OF SYNTHETIC DNA DESIGNED

GINKGO BIOWORKS | INVESTOR PRESENTATION | MAY 2021
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CASE STUDY 4 30 Pathway design for a complex 22.5 metabolic pathway 15 The strains transferred to the customer could assimilate the 7.5 new feedstock 25 times more than the original strain, achieving the target. 0 1 2 3 4 5 6 Results over time à 58 Assimilation of new feedstock (%) GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1CASE STUDY 4 30 Pathway design for a complex 22.5 metabolic pathway 15 The strains transferred to the customer could assimilate the 7.5 new feedstock 25 times more than the original strain, achieving the target. 0 1 2 3 4 5 6 Results over time à 58 Assimilation of new feedstock (%) GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

CASE STUDY 5

Making more sustainable foods
with kilogram-scale protein production





motif
FOODWORKS



Situation: Ginkgo partnered with Motif FoodWorks to develop commercial yeast strains and processes for protein production at the kilogram scale. The target protein would be used to make foods **more delicious and sustainable**.

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CASE STUDY 5

Making more sustainable foods
with kilogram-scale protein production

303
PROTEINS SOURCED

300%
IMPROVEMENT OVER UNMODIFIED STRAINS

Discovery: Leveraging our Codebase and Foundry, we identified and screened hundreds of distinct candidate proteins. Top performers were engineered with novel expression systems to maximize protein expression.

In just 1 year, 6 prototype strains were developed, and product samples were produced for benchmarking and early application testing. Improved variants were designed, built and validated over the next 9 months.

Q1	Q2	Q3	Q4	1 YEAR LATER
IDENTIFY POTENTIAL PROTEINS	SCREEN FOR BEST CANDIDATE PROTEIN	STRAIN ENGINEERING & PATHWAY BALANCING	ITERATIVE STRAIN CONSTRUCTION & TESTING	PROTOTYPE STRAINS READY


Sequence
Similarity
Network


Percent Improvement over Seed Protein
Strain


Percent Improvement over Unmodified Strains
Strain


Titer (g/L)
Strain
7.6
7.6
5.5
3.6
1.1
1


PROTOTYPE

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CASE STUDY 5

Making more sustainable foods
with kilogram-scale protein production

Scale: Within 2 years, Ginkgo developed commercial strains from scratch, as well as **fermentation and downstream purification processes that are now being used at kilogram-scale**, with a total projected 3 years time-to-market for the final food ingredient product.

The strain's performance exceeded Motif's specifications by >70%.
Further, we identified a set of novel protein expression systems that exceed performance of best-in-class systems by 5-20 fold, thereby increasing productivity, reducing cost, and improving scalability over additional rounds of engineering.

OUR FOUNDRY can be easily repurposed to **create additional food products,** thereby shortening the time-to-market for each new product, and helping us **forge the future of more sustainable and accessible foods.**

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CASE STUDY 6


1. Sequence + synthesize DNA
YEAST GENOME
2. Insert DNA into Yeast
3. Scale up fermentation to produce cultured cannabinoids
IMAGE CREDIT: KAREN INGRAM

Search Bloomberg

Business

Cronos Partners With Ginkgo to Develop Lab-Grown Cannabis

BUSINESS INSIDER — TECH FINANCE POLITICS STRATEGY LIFE INTELLIGENCE ALL

A startup with ties to Bayer has inked a $122 million deal to make lab-grown marijuana — and it's eyeing the pharma industry

Producing cultured cannabinoids

Plants like cannabis hold many unique compounds that can have important health benefits, but many of those compounds are impractical and expensive to extract and purify. With our landmark partnership with Cronos Group, we are working to produce eight target cultured cannabinoids at high quality and purity. **To scale manufacturing of products from this partnership, our deployment team supported the evaluation and build-out of an 84,000 square foot fermentation facility in Winnipeg, Canada.**

CRONOS GROUP

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Engineering living medicines

IMAGE CREDIT: KAREN INGRAM

synlogic

CASE STUDY 7

Situation: For approximately 2 years, Synlogic had been prototyping a strain and pathway to consume leucine, but initial modeling suggested that more activity was needed for target therapeutic effect.

Approach: To optimize the complex pathway to increase consumption, **Ginkgo sourced, synthesized and screened 3,600 enzymes** to identify the best performing enzymes. Using the best enzymes, we designed and screened a combinatorial library of 350 pathways.

HIGH THROUGHPUT SCREENING OF PATHWAYS + PERFORMANCE



Presented at SEED June 2019

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CASE STUDY 7

Rapid pathway development


Enzyme 1
Enzyme 2
Enzyme 3
Leucine
Byproduct

3-step leucine consumption pathway




PARENT PATHWAY PERFORMANCE

Metagenomic enzyme sourcing and synthesis

High throughput screening of >1200 enzymes per class

Use top enzymes to design combinatorial library of 350 pathways

High-throughput screening of pathways using targeted metabolomics

Presented at SEED June 2019

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CASE STUDY 7 Engineering living medicines With a simpler biological design, Ginkgo improved the Synlogic strain’s ability to consume leucine by nearly 7x. Furthermore, the Synlogic-Ginkgo optimized strain SYN5941 lowers protein-induced leucine consumption in non-human primates. Presented at SEED June 2019 65 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1CASE STUDY 7 Engineering living medicines With a simpler biological design, Ginkgo improved the Synlogic strain’s ability to consume leucine by nearly 7x. Furthermore, the Synlogic-Ginkgo optimized strain SYN5941 lowers protein-induced leucine consumption in non-human primates. Presented at SEED June 2019 65 GI NKGO BI O W O R K S INV E S T O R P R E S E N T A T IO N| M A Y 2 0 2 1

CASE STUDY 8

Leveraging scale to optimize enzyme activity

CASE STUDY

Our client was seeking an enzyme that could enhance an underperforming, in-house program in the industrials space

Ginkgo created a diverse library of 1,700+ enzyme variants, informed by our Codebase

IMPACT

Our program reduced enzyme requirement by 80% and improved performance

Without Ginkgo's capacity for testing or broad Codebase, the best enzyme **wouldn't likely have been discovered or selected for testing**


enzyme activity
New IP
5x efficiency gain
Client's Prior Best
enzymes tested

GINKGO BIOWORKS INVESTOR PRESENTATION | MAY 2021
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